Exhibit 99.2

Acquisition of Phoenix Forms, Inc. ("PFI", "Resolutions")

Effective April 1, 2005, VillageEDOCS purchased 100% of the issued and outstanding capital stock of Resolutions from its two shareholders, Alexander Riess and William Falcon.  The acquisition closed on April 15, 2005.

VillageEDOCS purchased Resolutions with two promissory notes in the aggregate amount of $200,000, payment in full at closing of an existing third-party promissory note in the amount of $432,000, and warrants to purchase an aggregate of 10,000,000 shares of VillageEDOCS' common stock at $0.15 per share.  The warrants were valued at $2,100,000 (estimated based on the Black Scholes option pricing model).

The warrants will vest at various amounts during the third, twelfth, twenty-fourth, and thirty-sixth months following the date of closing.

The acquisition will be accounted for using the purchase method of accounting.

VillageEDOCS funded the requirement to pay the third-party promissory note from the proceeds of an $800,000 convertible promissory note.

PFI is a Georgia corporation formed in 2004 to acquire Resolutions, then a division of Inter-American Data, Inc., that has been operating continuously since 1998.  PFI presently does business as Resolutions and is headquartered in Suwanee, GA, a suburb of Atlanta.

The terms of the purchase were the result of arms-length negotiations.  Neither of the Resolutions shareholders was previously affiliated with VillageEDOCS, although Resolutions has been a customer for several years of the electronic document delivery service now operated by VillageEDOCS' subsidiary, MessageVision, Inc.

Resolutions provides products for document management, archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, document archiving, and e-mail archiving.   Resolutions solutions are intended to help companies manage the entire life cycle of business critical information, whether it is to be printed, distributed, emailed, faxed, archived, imaged or just retrieved and viewed on screen.

Resolutions' suite of products include: R-Forms, for electronic forms design presentation and distribution;  R-Fax, an enterprise fax solution for production, desktop, and broadcast faxing;  R-Checks, a turnkey check printing solution;  R-Output Manager, a report and multi-page document automation manager that delivers reports and electronic forms to recipients via print, email, fax, post-to-web or archive; and Redmap, a full function imaging and archiving solution.

In connection with the acquisition of PFI, the Company incurred the following costs:

  76,606 shares of common stock to an employee as a finder fee.  The shares were valued at $12,257 (estimated fair value based on the closing price of the Company's common stock on the date earned).
  $22,120 in finder's fees, paid in April 2005.
  Warrants to purchase an aggregate of 550,000 warrants to the employees noted above.  The warrants are exercisable at $0.15, vest through April 2008 and expire in 2015.  The warrants were valued at $105,000 (based on the Black Scholes option pricing model).
  $47,500 in other acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.

The purchase price has been determined as follows:

Cash	$ 432,000
Promissory notes	200,000
Warrants to purchase 10,000,000 shares at $0.15
per share	2,100,000
Acquisition costs	186,877
--------------------
$ 2,918,877
============

The following represents an allocation of the purchase price over the historical net book value of the acquired assets and liabilities of Resolutions as of April 1, 2005, the effective date of the acquisition:

Cash	$ 53,811
Accounts receivable	250,055
Inventories	244,516
Property and equipment	152,551
Intangibles, net	716,430
Accounts payable and accrued expenses	(794,354)
Notes payable	(30,000)
-----------------
Net assets	593,009

Goodwill and other intangible assets	2,325,868
-----------------
$ 2,918,877
==========

This allocation is preliminary and may be subject to change upon evaluation of the fair value of Resolutions' acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.  The Company is in the process of analyzing the components of the intangible assets it acquired and will determine the final purchase price allocation during 2005.

Following the acquisition, the Company will report Resolutions' results of operations as a new segment, electronic forms.  The goodwill from the acquisition of Resolutions will be allocated one hundred percent to the electronic forms segment.

VillageEDOCS and Subsidiaries
Pro Forma Combined Balance Sheets
December 31, 2004

	VillageEDOCS	PFI
	December 31,	December 31,	Pro Forma		Pro Forma
	2004	2004	Adjustments		Combined
	-----------------------	-----------------------	-----------------------		-----------------------

ASSETS
Current assets:
Cash	$458,009	$229,806	$800,000	(a)	$1,055,815
			(432,000)	(b)

Accounts receivable, net	707,489	188,270			895,759
Inventory	54,154	148,083			202,237
Other receivables	5,537	21,387			26,924
	----------------------	----------------------	----------------------		----------------------
Total current assets	1,225,189	587,546	368,000		2,180,735

Property and equipment, net	350,467	158,786			509,253
Other assets	14,632	9,039			23,671

Other intangibles, net	497,500	768,291			1,265,791
Goodwill	2,127,306		2,487,181	(f)	4,614,487
	----------------------	----------------------	----------------------		----------------------
	$4,215,094	$1,523,662	$2,855,181		$8,593,937
	===============	===============	===============		===============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$200,981	$201,182	$69,620	(d)	$471,783
Deferred revenue	154,924	720,955			875,879
Accrued expenses	431,296	25,081			456,377
Notes payable - current portion	961,612	261,964	(231,964)	(b)	1,191,612
			200,000	(b)
Current portion of capital lease obligations	4,963	-			4,963
	----------------------	----------------------	----------------------		---------------------
Total current liabilities	1,753,776	1,209,182	37,656		3,000,614

Notes payable, net of current portion	-	314,784	(314,784)	(b)	-
Convertible notes and accrued interest
payable to related parties	4,577,872	-	800,000	(a)	4,577,872
			(800,000)	(e)
	----------------------	----------------------	----------------------		--------------------
Total liabilities	6,331,648	1,523,966	(277,128)		7,578,486
	----------------------	----------------------	----------------------		---------------------

Stockholders' equity (deficit):
Common stock, no par value:	7,464,373	170,000	(170,000)	(c)	7,464,373
Additional paid-in capital	2,780,841	-	2,100,000	(b)	5,798,098
			12,257	(d)
			105,000	(d)
			800,000	(e)
Accumulated deficit	(12,361,768)	(170,304)	170,304	(c)	(12,247,020)
			114,748	(b)
	----------------------	----------------------	----------------------		---------------------
Total stockholders' equity (deficit)	(2,116,554)	(304)	3,132,309		1,015,451
	----------------------	----------------------	----------------------		---------------------
	$4,215,094	$1,523,662	$2,855,181		$8,593,937
	===============	===============	===============		===============

See notes to unaudited pro forma combined financial statements.

VillageEDOCS and Subsidiaries
Pro Forma Combined Statements of Operations
For the Year Ended December 31, 2004
(Unaudited)

	VillageEDOCS	PFI.
	For the Year Ended	For the Year Ended	Pro Forma		Pro Forma
	December 31, 2004	December 31, 2004	Adjustments		Combined
	--------------------	---------------------	---------------------		--------------------
Net sales	$6,014,269	$1,821,919	$(52,636)	(a)	$7,783,552
Cost of sales	2,367,789	311,852	(20,528)	(a)	2,659,113
	----------------------	-----------------------	-----------------------		----------------------
Gross profit	3,646,480	1,510,067	(32,108)		5,124,439
	---------------------	-----------------------	-----------------------		----------------------
Operating expenses	3,368,670	1,655,714	237,558		5,261,942
	----------------------	-----------------------	----------------------		----------------------
Income (loss) from operations	277,810	(145,647)	(269,666)		(137,503)

Interest expense	(666,623)	(31,010)	(10,000)	(b)	(707,633)
			31,010	(c)
Other income	-	6,353	114,748	(d)	121,101
	----------------------	-----------------------	-----------------------		----------------------
Loss before provision for
income taxes	(388,813)	(170,304)	(133,908)		(724,035)

Provision for income taxes	2,400	-	-		2,400
	----------------------	----------------------	-----------------------		----------------------
Net loss	$(391,213)	$(170,304)	$(133,908)		$(726,435)
	=============	=============	=============		=============
Basic and diluted loss available to
common stockholders per common share	$(0.01)				$(0.02)
	=============				=============
Weighted average shares outstanding	35,321,760		76,606	(e)	35,398,366
	=============		=============		=============

See notes to unaudited pro forma combined financial statements.

VillageEDOCS
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The unaudited pro forma combined balance sheets give effect to the acquisition of PFI as if the acquisition had occurred as of December 31, 2004.  The unaudited pro forma combined statements of operations assume the acquisition took place as of January 1, 2004.

For purposes of the pro forma, Resolution's financial results as of and for the period from February 29, 2004 (inception) through December 31, 2004 are combined with that of VillageEDOCS as of and for the year ended December 31, 2004.

The pro forma information has been prepared for comparative purposes only, and does not purport to be indicative of VillageEDOCS' (the "Company") results of operations that would have actually occurred had the transaction been in effect as of the date or for the periods presented, or of results that may occur in the future. The unaudited pro forma combined financial statements should be read in conjunction with VillageEDOCS' historical financial statements and related notes.

Note 2 - Pro Forma Adjustments

The pro forma adjustments are based on VillageEDOCS' management's preliminary estimates of the value of the tangible and intangible assets acquired. A valuation of the net assets acquired in the acquisition will be conducted by a third-party appraisal firm. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

Description of pro forma adjustments:

Pro Forma Adjustments to Combined Balance Sheets:

a)      Record the issuance of convertible promissory notes in consideration for $800,000 in cash, which was used in connection with the purchase of the common stock of Resolutions, to pay for acquisition costs, and to fund general working capital requirements

b)     Record the the payoff of a $546,748 third party note payable for $432,000 (including a gain on extinguishment of $114,748) of Resolutions and the purchase of Resolutions stock in exchange for the following:

Cash paid in settlement of a third party note payable	$432,000
Promissory notes issued by VillageEDOCS	200,000
Warrants to purchase 10,000,000 shares at
$0.15	2,100,000
--------------
$2,732,000
========

c)      Eliminate historical equity of Resolutions

d)     To record the following acquisition costs:

  76,606 shares of common stock to an employee as a finder fee.  The shares were valued at $12,257 (estimated fair value based on the closing price of the Company's common stock on the date earned).
  $22,120 in finder's fees, paid in April 2005.
  Warrants to purchase an aggregate of 550,000 warrants to the employees noted above.  The warrants are exercisable at $0.15, vest through April 2008 and expire in 2015.  The warrants were valued at $105,000 (based on the Black Scholes option pricing model).
  $47,500 in other acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.

e)   To record the relative fair value of the beneficial conversion feature and warrants associated with the $800,000 promissory note convertible in to shares of preferred stock.

f)   To record goodwill.  The pro forma adjustments are based on the Company's management's preliminary estimates of the value of the tangible and intangible assets acquired.  Management will conduct a valuation of the net assets acquired, with the assistance of a third-party appraisal firm.  As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

Pro Forma Adjustments to Statements of Operations:

a)      Eliminate inter-company sales.

b)     Record interest expense for $200,000 in promissory notes issued in connection with purchase of Resolutions.

c)      Eliminate interest expense in connection with third party notes payable settled as of the date of acquisition

d)     Record gain on settlement of third party notes payable at a discount.

e)      Record issuance of shares issued in connection with the acquisition of Resolutions.